UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2007

MEDASORB TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-51038	98-0373793
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

7 Deer Park Drive, Suite K, Monmouth Junction, New Jersey 08852
(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code: (732) 329-8885

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective December 31, 2007, we entered into a new Employment Agreement with Al Kraus, our President and Chief Executive Officer. The new Employment Agreement is substantially similar to the previous Employment Agreement that we had entered into with Mr. Kraus, which it replaces, and has the following principal terms.

The Employment Agreement provides for a one-year term of employment as our President and Chief Executive Officer. Under the terms of the Employment Agreement, Mr. Kraus will continue to receive his current base salary of $216,351 per annum. The Employment Agreement also provides that Mr. Kraus will be issued options on a quarterly basis, if necessary, so as to maintain a 5% beneficial ownership interest in our outstanding Common Stock on a fully diluted basis. Mr. Kraus will have this right until such time as an aggregate of $4 million of financing has been received by us following December 31, 2007. Options granted pursuant to the Employment Agreement would have an exercise price equal to the market price of our shares of Common Stock on the applicable grant date.

In the event that Mr. Kraus’s employment is terminated as a result of his death, his heirs will be entitled to 120-days of salary. In the event Mr. Kraus is terminated for “justifiable cause” we will pay him his accrued and unpaid base salary through the date of termination. If Mr. Kraus’s employment is terminated without cause or in the event of a Change of Control, he will be entitled to one-year’s base salary payable monthly over a period of one year.

Mr. Kraus is prohibited under the Employment Agreement from disclosing any of our confidential information (as defined in the agreement) during the term of his employment and any time thereafter and, following the termination of the agreement with us, from competing with us and directly or indirectly soliciting any of our customers or suppliers for a period of one year, and from soliciting our employees for a period of three years.

The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the actual text of the Employment Agreement attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Employment Agreement dated as of December 31, 2007, between Al Kraus and MedaSorb Technologies Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2008

MEDASORB TECHNOLOGIES CORPORATION

By: /s/ David Lamadrid
David Lamadrid,
Chief Financial Officer

EXHIBIT INDEX

No.	Description

Exhibit 10.1	Employment Agreement dated as of December 31, 2007, between Al Kraus and MedaSorb Technologies Corporation.